Exhibit 5.2

CARLSMITH BALL LLP

A LIMITED LIABILITY LAW PARTNERSHIP

ASB TOWER, SUITE 2200

1001 BISHOP STREET

HONOLULU, HAWAII 96813

TELEPHONE 808.523.2500    FAX 808.523.0842

WWW.CARLSMITH.COM

DIRECT DIAL NO. 808.523.2500	OUR REFERENCE NO.: 053266-00030

September 17, 2012

Horizon Lines, LLC

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter (this “Opinion”) as special Hawaii counsel to Hawaii Stevedores, Inc., a Hawaii corporation (the “Guarantor”), in connection with the registration by Horizon Lines, LLC, a Delaware limited liability company (the “Issuer”), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to (i) $223,900,000 in aggregate principal amount of 11.00% First Lien Senior Secured Notes due 2016 (the “First Lien Notes”) to be guaranteed by the Guarantor (among other guarantors), and (ii) $283,770,539 in aggregate principal amount of Second Lien Senior Secured Notes due 2016 (the “Second Lien Notes”) to be guaranteed by the Guarantor (among other guarantors) (the Second Lien Notes, together with the First Lien Notes, the “Exchange Notes”). The guarantees issued or to be issued by the Guarantor pursuant to the First Lien Indenture (defined below) are herein referred to as the “First Lien Guarantees,” and the guarantees issued or to be issued by the Guarantor pursuant to the Second Lien Indenture (defined below) are herein referred to as the “Second Lien Guarantees” (the First Lien Guarantees, together with the Second Lien Guarantees, the “Guarantees”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.”

The First Lien Notes are to be issued pursuant to the Indenture, relating to the First Lien Notes, dated as of October 5, 2011, by and among the Issuer, the Guarantor (among other guarantors) and U.S. National Bank Association, as trustee (the “Trustee”), as amended by First Supplemental Indenture (to First Lien Indenture) dated as of April 9, 2012, by and among the Issuer, the Guarantor (among other guarantors) and the Trustee (as amended, the “First Lien Indenture”). The Second Lien Notes are to be issued pursuant to the Indenture, relating to the Second Lien Notes, dated as of October 5, 2011, by and among the Issuer, the Guarantor (among other guarantors) and the Trustee, as amended by First Supplemental Indenture (to Second Lien Indenture) dated as of April 9, 2012, by and among the Issuer, the Guarantor (among other

HONOLULU	•	HILO	•	KONA	•	MAUI	•	GUAM	•	LOS ANGELES

Horizon Lines, LLC

September 17, 2012

guarantors) and the Trustee (as amended, the “Second Lien Indenture”) (the First Lien Indenture, together with the Second Lien Indenture, the “Indentures”).

The Exchange Notes are to be issued in exchange for and in replacement of a like amount of the Issuer’s outstanding (a) 11.00% First Lien Senior Secured Notes due 2016 issued on October 5, 2011 (the “First Lien Old Notes”), and (b) Second Lien Senior Secured Notes due 2016 issued on October 5, 2011 (together with the First Lien Old Notes, the “Old Notes”). This Opinion is being rendered as of the date first written above. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Indentures.

In rendering this Opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such State of Hawaii statutes, public records, corporate records, certificates, and other documents, records, agreements, certificates, and instruments, as we have considered necessary or appropriate for purposes of this Opinion, including, without limitation:

(1) Articles of Incorporation of Castle & Cooke Terminals, Limited, as adopted August 31, 1962, and filed with the Hawaii Department of Treasury and Regulation (the predecessor agency to the State of Hawaii Department of Commerce and Consumer Affairs (the “DCCA”)) on August 31, 1962, as amended by a Certificate of Amendment to change the name of the corporation to Hawaii Stevedores, Inc., filed with the DCCA on June 15, 1984, as amended by a Certificate of Amendment filed with the DCCA on November 1, 1984, as amended by an Articles of Amendment filed with the DCCA on March 5, 1999, as amended by a Designation of Registered Agent filed with the DCCA on December 11, 2002, as amended by a Statement of Change of Registered Agent filed with the DCCA on March 10, 2008;

(2) Amended and Restated Bylaws of the Guarantor dated June 15, 1984;

(3) Action by Written Consent of the Board of Directors of the Guarantor, effective as of August 26, 2011;

(4) Certified resolutions of the Board of Directors of the Guarantor, as described in Exhibit C of the Officer’s Certificate (as defined below); and

(5) Certificate of Good Standing for the Guarantor issued by the DCCA on August 17, 2012, in connection with the good standing of the Guarantor under the laws of the State of Hawaii.

As to certain factual matters, we have relied upon, to the extent we deemed appropriate, and without independent investigation, the representations and warranties of the Guarantor in the Indentures and that certain Officer’s Certificate of the Guarantor, dated as of the date of this Opinion first written above (the “Officer’s Certificate”), and our consideration of such matters of law and fact as we have deemed necessary or appropriate, in our professional judgment, to render this Opinion. As to questions of fact material to this Opinion, we have relied, with your consent and without independent investigation or inquiry, solely upon the factual matters set

Horizon Lines, LLC

September 17, 2012

forth in the representations of the Guarantor in the Indentures and the Officer’s Certificate and upon our actual knowledge.

For purposes of this Opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this Opinion is rendered, the legal capacity of natural persons to execute and perform such documents to which each is a party and to carry out their respective roles therein, the authority of such persons signing on behalf of the parties thereto other than the Guarantor, and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantor. We have also assumed that the Registration Statement will have become effective pursuant to the provisions of the Securities Act, that the Indentures have not been further amended or modified and remain in full force and effect, and that the Issuer will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

The Guarantor has all requisite corporate power and authority to execute and deliver the Guarantees, and to observe and perform all of the provisions and conditions thereof applicable to the Guarantor. The execution and delivery of the Guarantees have been duly authorized by the Guarantor and no other corporate action of the Guarantor is requisite to the execution and delivery thereof.

We are members of the bar of the State of Hawaii. We do not hold ourselves out as practitioners of, nor do we express any opinion as to, or with respect to the applicability of, the laws of any other jurisdiction.

This Opinion represents our opinion as to how an issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. None of the opinions or other advice contained in this letter considers or covers any foreign, federal or state securities (or “blue sky”) laws or regulations.

We hereby consent to the filing of this Opinion as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the

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Registration Statement. In giving this consent, we do not thereby assert or represent that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The engagement of this law firm has been limited to certain specific legal questions under the laws of the State of Hawaii relating to the Guarantor. Further, we expressly disclaim any representation of the Issuer or any other party to this transaction, as well as any undertaking involving the Registration Statement, the Indentures or the Exchange Notes.

This Opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This Opinion speaks only as of the date hereof. We assume no obligation to supplement this Opinion if any applicable law changes after the date of this Opinion, or if we become aware of any change in fact after the date of this Opinion, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation expressed herein.

We have also assumed that the execution and delivery of the Guarantees, and the performance by the Guarantor of its obligations thereunder, does not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Guarantor is bound, except those agreements and instruments that have been identified by the Guarantor as being material to it and that has been filed as exhibits to the Registration Statement.

This Opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

This Opinion is not and should not be construed as a guarantee or a contract of indemnity, but is an expression of our professional opinion.

Very truly yours,

/s/ Carlsmith Ball LLP
CARLSMITH BALL LLP